UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	Commission File Number:
October 22, 2024	0-17449

PROCYON CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	59-3280822
(State of incorporation)	(I.R.S. Employer Identification Number)

164 DOUGLAS RD EAST
OLDSMAR, FL 34677
(727) 447-2998
(Address of principal executive
offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	PCYN	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                           ☐          Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                            ☐

Item 8.01 Other Events.

The Company filed an extension to file its Form 10-K for fiscal year ended June 30, 2024 on Form 12b-25 on September 30, 2024, due to unanticipated delays. Since then, the Company has endured significant delays due to multiple major hurricanes, in the Company’s location, Hurricanes Helene and Milton. These hurricanes have knocked out power for extended periods of time, and caused delays not only for our personnel, but for our professional advisors as well. As such the Company has not been able to complete the filing of the 10-K within the extended period. We are trying to complete this report and file it as soon as possible. The power outages have not effected us from an operational standpoint as we have power, and carrier services are able to serve our location. However, our independent auditors have been impacted by power outages.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2024	Procyon Corporation

By: /s/ James B. Anderson
James B. Anderson, Chief Financial Officer